EXHIBIT 99.2

650 FIFTH AVENUE NEW YORK, NY 10019-6108

John W. Tietjen	Rich Tauberman
Executive Vice President &	Media Relations
Chief Financial Officer	MWW Group
Sterling Bancorp	rtauberman@mww.com
john.tietjen@sterlingbancorp.com	201.507.9500
212.757.8035
FOR IMMEDIATE RELEASE
STERLING NATIONAL BANK TO OPEN
NEWEST OFFICE IN JAMAICA QUEENS
Company Names Elizabeth Forgione Vice President and Branch Manager
NEW YORK, N.Y. – May 1, 2006 – Sterling National Bank, the principal banking subsidiary of financial holding company Sterling Bancorp (NYSE: STL), today announced the planned opening of its newest Queens branch to be located at 80-00 Sutphin Boulevard in Jamaica, New York. The grand opening of Sterling’s Jamaica location is planned for June 2006.
“We are pleased to further extend the Sterling brand within the Queens marketplace on the heels of the success of our Long Island City office,” commented Louis J. Cappelli, Sterling’s Chairman and CEO. “Following our 2005 expansions into lower Manhattan and New Jersey, the new Jamaica office will exhibit Sterling’s continuing dedication to providing clients with unparalleled personalized service, accessibility to the Company’s top decision makers and technological innovations that make banking with us fast and efficient.”
The Jamaica branch will offer clients Sterling’s extensive suite of services through a full service commercial banking office and an expanded residential mortgage facility. This will include specialized banking and financial services for law firms, such as Sterling’s proprietary EZ CertTM system, which allows businesses to print signed certified checks from their own desktops, and Sterling’s Remote Deposit Service, which enables clients to scan checks and deposit them via the Internet, allowing clients to make deposits without leaving their offices. The new branch will also provide Sterling’s full range of mortgage options, financial planning to help clients manage retirement plans, insurance and investments.
The Company has appointed Ms. Elizabeth Forgione to head the new office as Vice President and Branch Manager. Ms. Forgione, a resident of Queens and member of

Queens Boulevard Quanta’s Club, Forest Hills Chamber of Commerce and Queens’ Chamber of Commerce, has 21 years of banking experience in the Queens marketplace, having served with Sterling for 18 of them. Ms. Forgione will be responsible for new business development and for the day-to-day operations of the facility.
“I am pleased to have been given the opportunity to head the Jamaica office,” said Ms. Forgione. “The Jamaica business community is a great fit for Sterling’s legal and related government deposit services, and will also provide added convenience to existing clients residing in the area.”
About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.9 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
This press release contains statements, including but not limited to, statements concerning the anticipated opening of a new bank branch in Jamaica Queens and products and services to be provided at that branch, and other statements regarding matters that are not historical facts that are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. These forward-looking statements speak only as of the date on which they are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
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